Exhibit 99.1

Corsair Gaming Reports Q2 2024 Financial Results

MILPITAS, CA, August 1, 2024 – Corsair Gaming, Inc. (Nasdaq: CRSR) (“Corsair” or the “Company”), a leading global provider and innovator of high-performance products for gamers, streamers, content-creators, and gaming PC builders, today announced financial results for the second quarter ended June 30, 2024, and its updated financial outlook for the full year 2024.

Second Quarter 2024 Select Financial Metrics

•
Net revenue was $261.3 million compared to $325.4 million in the second quarter of 2023, a decrease of 19.7%. Gaming Components and Systems segment net revenue was $167.1 million compared to $246.7 million in the second quarter of 2023, while Gamer and Creator Peripherals segment net revenue was $94.2 million compared to $78.8 million in the second quarter of 2023.
•
Net loss attributable to common shareholders was $29.6 million, or a net loss of $0.28 per diluted share, compared to net income of $1.1 million, or a net income of $0.01 per diluted share, in the second quarter of 2023.
•
Adjusted net loss was $6.8 million, or an adjusted net loss of $0.07 per diluted share, compared to adjusted net income of $9.8 million, or an adjusted net income of $0.09 per diluted share, in the second quarter of 2023.
•
Adjusted EBITDA was a loss of $1.2 million, compared to adjusted EBITDA of $17.8 million in the second quarter of 2023.
•
Cash and restricted cash was $94.6 million as of June 30, 2024.

First Half 2024 Select Financial Metrics

•
Net revenue was $598.6 million compared to $679.4 million in the first six months of 2023, a decrease of 11.9%. Gaming Components and Systems segment net revenue was $397.4 million compared to $511.7 million in the first six months of 2023, while Gamer and Creator Peripherals segment net revenue was $201.2 million compared to $167.7 million in the first six months of 2023.
•
Net loss attributable to common shareholders was $42.1 million, or a net loss of $0.41 per diluted share, compared to net income of $43 thousand, or a net income of $0.00 per diluted share, in the first six months of 2023.
•
Adjusted net income was $2.7 million, or an adjusted net income of $0.03 per diluted share, compared to adjusted net income of $21.8 million, or an adjusted net income of $0.20 per diluted share, in the first six months of 2023.
•
Adjusted EBITDA was $16.8 million, compared to adjusted EBITDA of $38.3 million in the first six months of 2023.

Andy Paul, Chief Executive Officer of Corsair, stated, “Clearly we are disappointed by our Q2 2024 results, which were driven by a softer-than-expected self-built PC market. The surge of activity during the COVID lock-down period, where the number of gaming PCs that were built approximately doubled from the prior year, and headset sales almost tripled, which we believe means that the installed base of gaming hardware is now at an all-time high. Even with this surge, we now are seeing the market for headsets, which is usually the entry point for first-time gaming hardware purchases, almost twice the size of the market before COVID lock-downs. We believe this shows the gaming market is continuing to grow.

For the self-built PC market, where our components and memory product lines are used, we see the market a little softer than it was pre COVID, but we believe it is still at a healthy level. We are expecting an 'echo' of the COVID surge to occur as we move into a natural refresh cycle, which based on prior cycles is typically a 3 to 5 year period. This is very dependent on consumer spending power, inflation, and of course new games and the timing of new graphics hardware. Our expectation last year was that this coming refresh surge would happen in 2024 through 2026, 3 to 5 years after the COVID lock-down. It now appears that is more likely going to start a little later than expected, since we expect to see new GPUs from NVIDIA launching around the end of 2024, with many highly anticipated games expected to launch in late 2024 and 2025, notably Call of Duty: Black Ops 6 later this year and Grand Theft Auto VI in 2025. This will affect our sales of products in our Gaming Components and Systems segment and we have reforecast this accordingly. For Q2 2024, we did see some adjustments downwards of our channel inventory in our Memory product line, meaning that the sales out of our channel were ahead of our sales in by approximately 15%.

In our Gamer and Creator Peripherals segment, we are seeing strong growth. While the market for those products is showing slight improvement, we also continue to launch products in new categories. Notably, this year we launched teleprompters, PC controllers and mobile controllers, as well as many other innovative new products in our existing categories. We also announced our entry into the Sim racing market, with our own designed products, which we recently showcased at Computex. We remain interested in the Sim racing brand Fanatec, owned by ENDOR AG. Although we were disappointed to see the company file for insolvency, we intend to continue exploring a potential acquisition. Such acquisition would likely be within the framework of the pending insolvency proceedings, and as a result, we cannot provide any assurance our bid will be successful. Q2 2024 was another good quarter for this segment as it grew by 19.6% YoY, which is the third successive quarter of strong, high-teens to 20% growth. We intend to continue to grow the Gamer and Creator Peripherals segment organically, as well as with strategic acquisitions. We believe this business has the potential to become larger than our traditional components business within a few years. For our Gaming Components and Systems segment, which includes our memory business, we continue to dominate the market with leading market share in most categories. We intend to continue that trend, while running these businesses as efficiently as we can from a cost standpoint, while we wait for the market to recover and return to growth.”

Michael G. Potter, Chief Financial Officer of Corsair, stated, “We are executing on cost savings, and took additional action in July 2024, including the reduction of approximately 100 employees, and will reduce some external expenses which we anticipate will lower operating expenses in the second half of 2024. We remain committed to controlling operating expenses, while continuing to support growth in our Gamer and Creator Peripherals segment, which generally has higher operating expense demands for R&D and marketing. We continue to see inflation and high interest rates having a negative effect on high-value consumer purchases, and are seeing higher-than-average credit declines on system purchases. Adding to this, we had a 1% to 2% margin impact from fixed costs allocated over lower than expected volumes. We continue to maintain a healthy balance sheet, with sufficient cash to fund the development of our expanding product portfolio. We expect to further reduce inventory during the third quarter, as we move into the traditionally stronger second half, which we expect will also generate additional cash. Finally, we further reduced our channel inventory, ending the quarter in a healthy position, which will benefit us in the second half of 2024 as we focus on driving revenue growth and profitability.”

Updated 2024 Financial Outlook

Corsair updated its financial outlook for the full year 2024. The Company continues to expect revenue to improve through 2024, with a further improvement in adjusted EBITDA led by an additional improvement in margin, stabilized shipping costs and continued tight operating expense controls.

•
Net revenue to be in the range of $1.25 billion to $1.35 billion.
•
Adjusted operating income to be in the range of $48 million to $63 million.
•
Adjusted EBITDA to be in the range of $60 million to $75 million.

Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, amortization, and other items. The unavailable information could have a significant impact on our GAAP financial results.

The foregoing forward-looking statements reflect our expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Recent Product Developments

•
Entered Popular Sim Racing Category: Our initial launch includes a ground up designed sleek cockpit, constructed with a robust steel frame, and engineered to withstand the rigors of intense, high-octane racing.
•
New Mobile Controller: The SCUF Nomad is an innovative iPhone® Bluetooth controller providing a premium mobile gaming experience in a compact design that can be taken anywhere. SCUF + Nomad is accompanied by a free iOS companion app that does not require a paid subscription.
•
Customization: CORSAIR Custom Lab is a personalized shopping experience where gamers can choose from multiple peripherals with customized matching patterns or themes.
•
K65 achieves #1 Revenue position in the United States for Q2. Third party data shows the newly launched K65 wireless keyboard achieved the highest revenue in the gaming keyboard category for Q2.

Conference Call and Webcast Information

Corsair will host a conference call to discuss the second quarter 2024 financial results today at 2:00 p.m. Pacific Time. The conference call will be accessible on Corsair’s Investor Relations website at https://ir.corsair.com, or by dialing 1-844-825-9789(USA) or 1-412-317-5180 (International) with conference ID 10190926. A replay will be available approximately 2 hours after the live call ends on Corsair's Investor Relations website, or through August 8, 2024 by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International), with passcode 10190926.

About Corsair Gaming

Corsair (Nasdaq: CRSR) is a leading global developer and manufacturer of high-performance products and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals, to premium streaming equipment and smart ambient lighting, Corsair delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best. Corsair also sells products under its Elgato brand, which provides premium studio equipment and accessories for content creators, SCUF Gaming brand, which builds custom-designed controllers for competitive gamers, Drop, the leading community-driven mechanical keyboard brand and ORIGIN PC brand, a builder of custom gaming and workstation desktop PCs.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Corsair’s expectations regarding market headwinds and tailwinds, including its expectations regarding the gaming market’s continued growth, as well as the timing and impact from product refresh cycles; its expectations regarding sales and revenue growth in 2024 and 2025; statements regarding new product launches, the entry into new product categories and demand for new products; its ability to successfully close and integrate acquisitions, including its bid for ENDOR AG; its plans and expectations regarding continuing to grow its Gaming and Creator Peripherals segment and the size of this segment in the future; the impact of the Company’s cost-saving measures; its plans regarding reducing inventory; and its estimated full year 2024 net revenue, adjusted operating income and adjusted EBITDA. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: current macroeconomic conditions, including the impacts of high inflation and risk of recession, on demand for our products, consumer confidence and financial markets generally; the lingering impacts and future outbreaks of the COVID-19 pandemic and its impacts on our operations and the operations of our manufacturers, retailers and other partners, as well as its impacts on the economy overall, including capital markets; our ability to build and maintain the strength of our brand among gaming and streaming enthusiasts and our ability to continuously develop and successfully market new products and improvements to existing products; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; fluctuations in operating results; the risk that we are not able to compete with competitors and/or that the gaming industry, including streaming and esports, does not grow as expected or declines; the loss or inability to attract and retain key management; the impacts from geopolitical events and unrest; delays or disruptions at our or third-parties’ manufacturing and distribution facilities; the risk that we are not able to successfully identify and close acquisitions, as well as integrate any companies or assets we have acquired or may acquire; currency exchange rate fluctuations or international trade disputes resulting in our products becoming relatively more expensive to our overseas customers or resulting in an increase in our manufacturing costs; and the other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”) and our subsequent filings with the SEC. Copies of each filing may be obtained from us or the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Our results for the quarter ended June 30, 2024 are also not necessarily indicative of our operating results for any future periods.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents certain non-GAAP financial information, including adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and adjusted EBITDA. These are important financial performance measures for us, but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per share and adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations.

Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to net revenue, operating income (loss), net income (loss), cash provided by operating activities, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

We calculate these non-GAAP financial measures as follows:

•
Adjusted operating income (loss), non-GAAP, is determined by adding back to GAAP operating income (loss), the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, acquisition and related integration costs, restructuring and other charges, and acquisition accounting impact related to recognizing acquired inventory at fair value.
•
Adjusted net income (loss), non-GAAP, is determined by adding back to GAAP net income (loss), the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, acquisition and related integration costs, restructuring and other charges, acquisition accounting impact related to recognizing acquired inventory at fair value, and the related tax effects of each of these adjustments.
•
Adjusted net income (loss) per diluted share, non-GAAP, is determined by dividing adjusted net income (loss), non-GAAP by the respective weighted average shares outstanding, inclusive of the impact of other dilutive securities.
•
Adjusted EBITDA is determined by adding back to GAAP net income (loss), the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, depreciation, interest expense, net, acquisition and related integration costs, restructuring and other charges, acquisition accounting impact related to recognizing acquired inventory at fair value, and tax expense (benefit).

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Investor Relations Contact: Ronald van Veen ir@corsair.com 510-578-1407	Media Contact: David Ross david.ross@corsair.com +4411 8208 0542

Corsair Gaming, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net revenue	$261,300	$325,432	$598,557	$679,396
Cost of revenue	198,215	242,600	448,833	511,160
Gross profit	63,085	82,832	149,724	168,236
Operating expenses:
Sales, general and administrative	70,388	69,953	150,605	137,482
Product development	17,411	15,593	34,052	32,431
Total operating expenses	87,799	85,546	184,657	169,913
Operating loss	(24,714)	(2,714)	(34,933)	(1,677)
Other (expense) income:
Interest expense	(3,436)	(4,496)	(7,127)	(8,798)
Interest income	1,158	1,978	2,723	3,452
Other expense, net	(516)	(1,134)	(977)	(1,630)
Total other expense, net	(2,794)	(3,652)	(5,381)	(6,976)
Loss before income taxes	(27,508)	(6,366)	(40,314)	(8,653)
Income tax benefit	4,001	2,287	5,778	2,926
Net loss	(23,507)	(4,079)	(34,536)	(5,727)
Less: Net income attributable to noncontrolling interest	687	401	1,223	765
Net loss attributable to Corsair Gaming, Inc.	$(24,194)	$(4,480)	$(35,759)	$(6,492)

Calculation of net loss per share attributable to common stockholders of Corsair Gaming, Inc.:
Net loss attributable to Corsair Gaming, Inc.	$(24,194)	$(4,480)	$(35,759)	$(6,492)
Change in redemption value of redeemable noncontrolling interest	(5,385)	5,577	(6,360)	6,535
Net income (loss) attributable to common stockholders of Corsair Gaming, Inc.	$(29,579)	$1,097	$(42,119)	$43

Net income (loss) per share attributable to common stockholders of Corsair Gaming, Inc.:
Basic	$(0.28)	$0.01	$(0.41)	$0.00
Diluted	$(0.28)	$0.01	$(0.41)	$0.00
Weighted-average common shares outstanding:
Basic	103,956	102,304	103,760	101,996
Diluted	103,956	106,502	103,760	106,169

Corsair Gaming, Inc.

Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net revenue:
Gamer and Creator Peripherals	$94,229	$78,755	$201,202	$167,697
Gaming Components and Systems	167,071	246,677	397,355	511,699
Total Net revenue	$261,300	$325,432	$598,557	$679,396

Gross Profit:
Gamer and Creator Peripherals	$35,699	$25,509	$79,342	$52,157
Gaming Components and Systems	27,386	57,323	70,382	116,079
Total Gross Profit	$63,085	$82,832	$149,724	$168,236

Gross Margin:
Gamer and Creator Peripherals	37.9%	32.4%	39.4%	31.1%
Gaming Components and Systems	16.4%	23.2%	17.7%	22.7%
Total Gross Margin	24.1%	25.5%	25.0%	24.8%

Corsair Gaming, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30, 2024	December 31, 2023

Assets
Current assets:
Cash and restricted cash	$94,344	$178,325
Accounts receivable, net	188,564	253,268
Inventories	265,537	240,172
Prepaid expenses and other current assets	31,179	39,824
Total current assets	579,624	711,589
Restricted cash, noncurrent	243	239
Property and equipment, net	30,960	32,212
Goodwill	354,394	354,705
Intangible assets, net	168,715	188,009
Other assets	100,305	70,709
Total assets	$1,234,241	$1,357,463
Liabilities
Current liabilities:
Debt maturing within one year, net	$12,218	$12,190
Accounts payable	167,608	239,957
Other liabilities and accrued expenses	142,904	166,340
Total current liabilities	322,730	418,487
Long-term debt, net	168,050	186,006
Deferred tax liabilities	11,112	17,395
Other liabilities, noncurrent	57,920	41,595
Total liabilities	559,812	663,483
Temporary equity
Redeemable noncontrolling interest	21,667	15,937
Permanent equity
Corsair Gaming, Inc. stockholders’ equity:
Common stock and additional paid-in capital	649,245	630,652
(Accumulated deficit) retained earnings	(1,709)	40,410
Accumulated other comprehensive loss	(4,807)	(3,487)
Total Corsair Gaming, Inc. stockholders' equity	642,729	667,575
Nonredeemable noncontrolling interest	10,033	10,468
Total permanent equity	652,762	678,043
Total liabilities, temporary equity and permanent equity	$1,234,241	$1,357,463

Corsair Gaming, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Cash flows from operating activities:
Net loss	$(23,507)	$(4,079)	$(34,536)	$(5,727)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation	8,010	8,174	15,701	15,420
Depreciation	3,093	3,036	6,180	5,933
Amortization	9,501	9,757	19,016	19,498
Deferred income taxes	(9,206)	(3,490)	(15,265)	(5,699)
Other	623	2,154	1,381	2,282
Changes in operating assets and liabilities:
Accounts receivable	28,891	(697)	75,819	13,926
Inventories	(13,769)	(24,014)	(25,870)	(19,342)
Prepaid expenses and other assets	2,897	(4,510)	7,334	(5,587)
Accounts payable	(24,056)	7,404	(72,018)	25,560
Other liabilities and accrued expenses	(939)	8,411	(22,521)	(2,292)
Net cash (used in) provided by operating activities	(18,462)	2,146	(44,779)	43,972
Cash flows from investing activities:
Purchase of property and equipment	(2,509)	(2,780)	(5,029)	(7,457)
Purchase of intangible asset	(100)	—	(100)	—
Purchase price adjustment related to business acquisition	—	—	1,041	—
Bridge loan receivable	(12,310)	—	(12,310)	—
Net cash used in investing activities	(14,919)	(2,780)	(16,398)	(7,457)
Cash flows from financing activities:
Repayment of debt	(3,125)	(1,250)	(18,125)	(11,250)
Payment of deferred and contingent consideration	—	—	(4,942)	(950)
Proceeds from issuance of shares through employee equity incentive plans	949	4,262	3,300	6,379
Payment of taxes related to net share settlement of equity awards	(17)	(231)	(415)	(787)
Dividend paid to noncontrolling interest	—	—	(1,960)	—
Payment of other offering costs	—	—	—	(497)
Net cash (used in) provided by financing activities	(2,193)	2,781	(22,142)	(7,105)
Effect of exchange rate changes on cash	(22)	(188)	(658)	542
Net (decrease) increase in cash and restricted cash	(35,596)	1,959	(83,977)	29,952
Cash and restricted cash at the beginning of the period	130,183	182,053	178,564	154,060
Cash and restricted cash at the end of the period	$94,587	$184,012	$94,587	$184,012

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Operating Income (Loss) Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Operating Loss - GAAP	$(24,714)	$(2,714)	$(34,933)	$(1,677)
Amortization	9,501	9,757	19,016	19,498
Stock-based compensation	8,010	8,174	15,701	15,420
One-time costs related to legal and other matters	1,056	—	7,470	—
Acquisition and related integration costs	1,677	634	2,379	774
Restructuring and other charges	440	—	1,566	—
Acquisition accounting impact related to recognizing acquired inventory at fair value	209	—	378	—
Adjusted Operating Income (Loss) - Non-GAAP	$(3,821)	$15,851	$11,577	$34,015

As a % of net revenue - GAAP	-9.5%	-0.8%	-5.8%	-0.2%
As a % of net revenue - Non-GAAP	-1.5%	4.9%	1.9%	5.0%

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Net Income (Loss) and Net Income (Loss) Per Share Reconciliations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss) attributable to common stockholders of Corsair Gaming, Inc. (1)	$(29,579)	$1,097	$(42,119)	$43
Less: Change in redemption value of redeemable noncontrolling interest	(5,385)	5,577	(6,360)	6,535
Net loss attributable to Corsair Gaming, Inc.	(24,194)	(4,480)	(35,759)	(6,492)
Add: Net income attributable to noncontrolling interest	687	401	1,223	765
Net Loss - GAAP	(23,507)	(4,079)	(34,536)	(5,727)
Adjustments:
Amortization	9,501	9,757	19,016	19,498
Stock-based compensation	8,010	8,174	15,701	15,420
One-time costs related to legal and other matters	1,056	—	7,470	—
Acquisition and related integration costs	1,677	634	2,379	774
Restructuring and other charges	440	—	1,566	—
Acquisition accounting impact related to recognizing acquired inventory at fair value	209	—	378	—
Non-GAAP income tax adjustment	(4,214)	(4,665)	(9,286)	(8,215)
Adjusted Net Income (Loss) - Non-GAAP	$(6,828)	$9,821	$2,688	$21,750

Diluted net income (loss) per share:
GAAP	$(0.28)	$0.01	$(0.41)	$0.00
Adjusted, Non-GAAP	$(0.07)	$0.09	$0.03	$0.20

Weighted-average common shares outstanding - Diluted:
GAAP	103,956	106,502	103,760	106,169
Adjusted, Non-GAAP	103,956	106,502	106,537	106,169

(1) Numerator for calculating net income (loss) per share-GAAP

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Adjusted EBITDA Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net Loss - GAAP	$(23,507)	$(4,079)	$(34,536)	$(5,727)
Amortization	9,501	9,757	19,016	19,498
Stock-based compensation	8,010	8,174	15,701	15,420
One-time costs related to legal and other matters	1,056	—	7,470	—
Depreciation	3,093	3,036	6,180	5,933
Interest expense, net of interest income	2,278	2,518	4,404	5,346
Acquisition and related integration costs	1,677	634	2,379	774
Restructuring and other charges	440	—	1,566	—
Acquisition accounting impact related to recognizing acquired inventory at fair value	209	—	378	—
Income tax benefit	(4,001)	(2,287)	(5,778)	(2,926)
Adjusted EBITDA - Non-GAAP	$(1,244)	$17,753	$16,780	$38,318

Adjusted EBITDA margin - Non-GAAP	-0.5%	5.5%	2.8%	5.6%